UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2018
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On September 12, 2018, The Hershey Company (“Hershey”), B&G Foods, Inc. (the “Seller”) and the Selling Subsidiaries (as named therein), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, and upon the terms and subject to the conditions thereof, Hershey will acquire certain assets and assume certain liabilities of the Pirate’s Booty, Smart Puffs and Original Tings businesses from the Seller and the Selling Subsidiaries (as named in the Asset Purchase Agreement) for a purchase price of $420.0 million in cash, subject to a post-closing adjustment based upon inventory at closing.
The Asset Purchase Agreement contains customary conditions, including, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law or order prohibiting the consummation of the transactions contemplated in the Asset Purchase Agreement and (iii) the accuracy, to specified degrees, of representations and warranties and material compliance with covenants. Hershey expects the acquisition to close during the fourth quarter of 2018.
The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements. Many of these forward-looking statements can be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated,” and “potential,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold Hershey’s securities. Factors that could cause results to differ materially include, but are not limited to: the ability to timely satisfy the conditions to the closing of the transactions contemplated in the Asset Purchase Agreement; our ability to realize the benefits of the transaction; issues or concerns related to the quality and safety of our products, ingredients or packaging; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; disruption to our manufacturing operations or supply chain; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; our ability to hire, engage and retain a talented global workforce; our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design or implementation of our new enterprise resource planning system; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2017. All information in this Current Report on Form 8-K is as of September 13, 2018. Hershey undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Hershey’s expectations.

Item 8.01.	Other Events.

On September 12, 2018, Hershey issued a press release announcing its entry into the Asset Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and included by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	2.1*	Asset Purchase Agreement, dated as of September 12, 2018, among The Hershey Company, B&G Foods, Inc. and the Selling Subsidiaries (as named therein)**
	99.1	The Hershey Company Press Release dated September 12, 2018**

*
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hershey hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Hershey may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: September 13, 2018	By:	/s/ Patricia A. Little
Patricia A. Little Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated as of September 12, 2018, among The Hershey Company, B&G Foods, Inc. and the Selling Subsidiaries (as named therein)**
99.1	The Hershey Company Press Release dated September 12, 2018**

*
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hershey hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Hershey may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibit 2.1.

**	Furnished herewith.